EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item 14 completely, the remaining Affiliated Broker/Dealer answers are as follows:

14. BROKER / DEALER

BROKER/DEALER NAME                   FILE #

EXECUTION, LTD					8-0000
IBOXX LTD.						8-0000
K & N KENANGA BHD					8-0000
K & N KENANGA HOLDINGS BHD			8-0000
KENANGA DEUTSCHE FUTURES			8-0000
KENANGA DEUTSCHE FUTURES SDN BHD		8-0000
MAXBLUE INVESTIMENTOS DISTRIBUIDORA
  DE TITULOS E VALORES MOBILARIOS S.A.	8-0000
MORGAN GRENFELL & CO LIMITED			8-0000
MORGAN GRENFELL PRIVATE EQUITY LIMITED	8-0000
MORGAN GRENFELL SECURITIES			8-0000
MTS JAPAN SECURITIES CO. LTD.			8-0000
NATIONAL DISCOUNT BROKERS GROUP, INC.	8-0000
MORTGAGE RAMP					8-0000
NISSAY DEUTSCHE ASSET MANAGEMENT
  EUROPE LIMITED (33%)				8-0000
OTC DERIV LIMITED					8-0000
PRO CAPITAL SPOLKA AKCYJNA			8-0000
PT BINA TATALAKSANA PASIFIK			8-0000
PT BT PRIMA SECURITIES INDONESIA		8-0000
PT DEUTSCHE SECURITIES INDONESIA		8-0000
REGIS PARTNERS INC.				8-0000
SCUDDER KEMPER INVESTORS			8-0000
SOCX LLC						8-0000
TASFIYE HALINDE BANKERS TRUST MENKUL
  DEGERLER A.S.					8-0000
THEMARKETS.COM					8-0000
TOKAI DEUTSCHE ASSET MANAGEMENT
  LIMITED (40%)					8-0000
YIELDBROKER PTY LTD.				8-0000
ASIABONDPORTAL					8-0000
BONDSIN ASIA					8-0000
BT OPERA TRADING S.A. (DORMANT)		8-0000
DB SECURITIES S.A.				8-0000
DBS FINANCE S.A.					8-0000
LOANX							8-0000
SWAPSCLEAR						8-0000
SWAPSWIRE LIMITED					8-0000
VOLBROKER.COM LIMITED				8-0000
YENSAI						8-0000
BANCA CARIME S.P.A.				8-0000
BANK INICJATYW SPOLECZNO-EKONOMICZNYCH
  SA							8-0000
DR. JUNG & PARTNER GMBH				8-0000
EDORA FUNDING GMBH				8-0000
EUROPACE IPD LTD.					8-0000
EXTRAHYP.DE AKTIENGESELLSCHAFT		8-0000
MILLENNIUM CLEARING COMPANY, L.L.C. 	8-0000
MINEX CORPORATION					8-0000
OSAKA STOCK EXCHANGE CO., LTD.		8-0000
SCUDDER WEISEL CAPITAL, L.L.C.		8-0000
SLB FUNDING GMBH					8-0000
TISCO SECURITIES HONG KONG LIMITED		8-0000
WERDA BETELLIGUNGSGESELLSCHAFT MBG		8-0000